Exhibit 10.1

Confidential Treatment has been requested for the redacted portions of this agreement. The redactions are indicated with six asterisks (*****). A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AGREEMENT TO AMEND

This Agreement to Amend is entered into by and between Cardtronics USA, Inc., formerly known as Cardtronics LP, (“Cardtronics”) and Bank of America, N.A. (“Bank”) as of this 22ND day of SEPTEMBER, 2011.

RECITALS

A.    Cardtronics previously executed the Treasury Services Terms and Conditions Booklet on July 13, 2004 (the “Booklet”).

B.    Cardtronics and Bank previously executed an Amendment of Treasury Services Terms and Conditions Booklet for ATM Cash Services as of August 2, 2004 and subsequently executed amendments thereto as of February 9, 2006, February 21, 2007, March 23, 2009 and April 13, 2010 (collectively, the “ATM Cash Services Amendment”).

C.    Cardtronics and Bank desire to make an additional amendment to the ATM Cash Services Amendment.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement to Amend and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.    All terms not otherwise defined herein shall have the meaning set forth in the ATM Cash Services Amendment.

B.    Exhibit E to the ATM Cash Services Amendment is deleted in its entirety and replaced with the attached Exhibit E.

C.    The ATM Cash Services Amendment is hereby further amended by deleting” Five Hundred Fifty Million Dollars ($550,000,000)” in the second paragraph under “ATM Cash Services” and inserting “Seven Hundred Million Dollars ($700,000,000)” in its place.

D.    Except as specifically amended herein, the ATM Cash Services Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to Amend to be executed as of the date first set forth above, by its duly authorized officer.

CARDTRONICS USA, INC.	BANK OF AMERICA, N.A.
By: /s/ Todd Ruden	By: /s/ Forest S. Singhoff
Name: Todd Ruden	Name: Forest S. Singhoff
Title: SVP - Treasurer	Title: SVP

EXHIBIT E

FEES FOR ATM CASH SERVICES

Each month we will debit your account with us for our fees for providing the ATM Cash Services. We will also provide to you a report of the ATM Cash Service components and the fees for each during that monthly period, as set forth below:

1.     Cash Processing Fees:

Depository Services	Unit Price
Change Order per request, per vault	$******
Currency supplied per each $100 supplied	$******

We may change our Cash Processing Fees by no more than ******% per annum by providing you at least 30 days’ prior written notice. Other account related charges will be based upon our prevailing commercial schedule of fees in effect from time to time.

2.     Cash Usage Fee:

Our current Cash Usage Fee shall be determined as set forth below:

Average Daily Cash Balance x the Monthly Rate Factor.

The “Average Daily Cash Balance” is the balance derived as follows: (i) for each day in the month being billed, the total amount of ATM Cash, plus amounts due but not yet received from the Network, plus any amounts due but not yet paid to us for Reconcilements where there are insufficient funds in the Settlement Account (the “Daily Cash Balance”); (ii) aggregating those Daily Cash Balances for all days in such month, and (iii) dividing that sum by the number of days in such month.

The “Monthly Rate Factor” is the Billing Rate divided by 360 times the number of days in the month being billed.

The “Billing Rate” is the Average One Month LIBOR Rate plus the Spread.

The “Average One Month LIBOR Rate” is the rate derived from the rate set forth on the Telerate Screen for the London Interbank Offered Rate for one-month US Dollar deposits for each day that the rate is published in the month being billed (“LIBOR Days”), (ii) aggregating those rates and (iii) dividing that sum by the number of LIBOR Days in such month.

The “Spread” is ****** basis points (******%).

Thus, the current Cash Usage Fee is determined as follows: (Average One Month LIBOR Rate plus Spread)/360 x number of days in the month being billed x Average Daily Cash Balance.

In the event that we want to change the Cash Usage Fee in any year, we will notify you of this on or before July 1st of the preceding year. You agree to negotiate in good faith with us such change. Any new Cash Usage Fee shall be subject to the mutual written agreement of the parties and will take effect on January 1st of the year immediately following such notification. The Cash Usage Fee may be changed from time to time in accordance with the foregoing terms.

3.     Reconcilement Fee:

You will pay directly the fees and charges of the Reconcilement Agent in performing its reconciliation services to us with regard to the ATM Cash Services.